SOUTHERN UNION COMPANY AND SUBSIDIARIES

               COMPUTATION OF PER SHARE EARNINGS       Exhibit 11



                    Three Months     Nine Months   Twelve Months
                        Ended           Ended           Ended
                      March 31,       March 31,       March 31,
                    1996    1995    1996    1995    1996    1995
                  ------- ------- ------- ------- ------- -------
                           (in thousands of dollars,
                           except per share amounts)

Net earnings
 available for
 common stock...  $20,549 $16,153 $23,697 $16,542 $23,224 $11,478
                  ======= ======= ======= ======= ======= =======

Primary earnings
 per share:
  Average shares
   outstanding..   16,217  16,089  16,168  16,051  16,157  16,044
  Stock options
   issued or
   granted......      559     338     462     361     433     364
                  ------- ------- ------- ------- ------- -------
  Average shares
   outstanding..   16,776  16,427  16,630  16,412  16,590  16,408
                  ======= ======= ======= ======= ======= =======

  Primary
   earnings per
   share........  $  1.22 $   .98 $  1.42 $  1.01 $  1.40 $  0.70
                  ======= ======= ======= ======= ======= =======

Fully diluted
 earnings per
 share:
  Average shares
   outstanding..   16,217  16,089  16,168  16,051  16,157  16,044
  Stock options
   issued or
   granted......      597     347     513     361     474     364
                  ------- ------- ------- ------- ------- -------
  Average shares
   outstanding..   16,814  16,436  16,681  16,412  16,631  16,408
                  ======= ======= ======= ======= ======= =======

  Fully diluted
   earnings per
   share........  $  1.22 $   .98 $  1.42 $  1.01 $  1.40 $  0.70
                  ======= ======= ======= ======= ======= =======


- ---------------------
Note: All periods have been adjusted for each of the 5% stock dividends distributed on November 27, 1995 and on June 30, 1994 and the four-for-three stock split distributed in the form of a 33 1/3% stock dividend on March 11, 1996.

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